                                 CODE OF ETHICS
                           OF QUAKER INVESTMENT TRUST
                             AS ADOPTED MAY 29, 2002


I.       INTRODUCTION

         This Code of Ethics has been adopted by Quaker Investment Trust (the "Trust"), Citco-Quaker Fund Distributors, Inc., the Trust's principal underwriter (the "Underwriter") and Quaker Funds, Inc., the Trust's Adviser ("Adviser") in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust may abuse their fiduciary duties to the Trust, and to deal with other types of conflict-of-interest situations to which the Rule is addressed.

         The Rule makes it "unlawful" for certain persons who have affiliations with the Trust to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Trust. This Code of Ethics is intended to establish policies and procedures designed to insure that persons subject to this Code of Ethics and the Rule do not use any information concerning the investments or investment intentions of the Trust, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of the Trust.

II.      PRINCIPLES

         This Code of Ethics acknowledges the general principles that persons affiliated with the Trust:

          (A)  owe a fiduciary obligation to the Trust;
          (B) have the duty at all times to place the interests of Trust shareholders first;
          (C) must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility; and
          (D) should not take inappropriate advantage of their positions in relation to the Trust.

III.     DEFINITIONS (AS USED HEREIN)

         "Access Person" means:

               (1) any director, officer, general partner or Advisory Person of the Trust or Adviser to the Trust.

                    (A) If an Adviser to the Trust is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the Adviser to any Fund.

                    (B) An Adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the Adviser derived, on an unconsolidated basis, more than 50% of its income (or loss), before taxes and extraordinary items, from the other business or businesses.

               (2) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Trust for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust, regarding the purchase or sale of

                    Covered Securities.

         "Advisory Person" means:

               (1) Any employee of the Trust or an Adviser to the Trust (or of any company in a control relationship to the Trust or an investment adviser to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

               (2) Any natural person in a control relationship to the Trust or an Adviser to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

         "Affiliated Person" means:

               (1) Any officer, director, copartner or employee of the Trust, Adviser and/or Underwriter;

               (2) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Trust, Adviser and/or Underwriter;

               (3) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Trust, Adviser and/or Underwriter; and

               (4) any person directly or indirectly controlling, controlled by, or under common control with the Trust, Adviser and/or Underwriter.

         "Beneficial Interest" means:

              any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code of Ethics. (A transaction in which an Access Person acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account").

              At the written request of a person subject to this Code of Ethics, the Clearing Officers, in their sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction "for the person's own" account for purposes of the reporting requirements under this Code. Any such written interpretations shall be included in Appendix A attached to and incorporated by reference into this Code of Ethics, and may be relied upon solely by the person seeking such interpretations.

         "Clearing Officers" means any two officers of the Trust who are not:

               (1)  parties to the transaction;

               (2)  related by blood or marriage to a party to the transaction;
                    and

               (3) interested in or affiliated persons of the issuer of the securities at issue.

         "Control" means:

              the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

         "Covered Security" means:

              all stock, debt obligations and other instruments comprising the investments of the Trust, including any warrant or option to acquire or sell a security, and financial futures contracts, except that it does not include:

               (1)  Direct obligations of the Government of the United States;

               (2) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and

               (3)  Shares issued by open-end Funds.

              References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

         "Fund" means an investment company registered under the Act, and includes the Trust.

         A "security held or to be acquired" by the Trust means:

              any Covered Security which, within the most recent 15 calendar days: (i) is or has been held by the Trust; or (ii) is being or has been considered by an Adviser for purchase by the Trust.

         A security is "being considered for purchase or sale";

              from the time an order is given by or on behalf of the Trust to the order room of the Adviser until all orders with respect to that security are completed or withdrawn.

IV.      GENERAL PROHIBITIONS

         The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of ACCESS PERSONS who are associated with the Trust and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Trust. However, the Rule and this Code of Ethics shall also apply to all Affiliated Persons of the Trust and the Underwriter ("Covered Persons"), unless specifically stated otherwise.

         The Rule makes it "unlawful" for Covered Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Trust. Accordingly, under the Rule and this Code of Ethics, no Covered Person shall use any information concerning the investments or investment intentions of the Trust, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust.

         In addition, no Covered Person shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by the Trust:

              (i)    employ any device, scheme or artifice to defraud the Trust;
                     or

              (ii) make to the Trust or an Adviser any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

              (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

              (iv) engage in any manipulative practice with respect to the Trust.

V.       PROHIBITED TRANSACTIONS

     A.  BLACKOUT PERIODS

         Subject to any additional limiting requirements that may be set forth below, an ACCESS PERSON may not effect a personal securities transaction in Covered Securities if he or she knows or should know at the time of entering into the transaction that:

         (i) the Trust has engaged in a transaction in the same security within the last seven (7) calendar days, or is engaging in a transaction or is going to engage in a transaction in the same security in the next seven (7) calendar days; or if an Adviser has within the last seven (7) days considered or is considering a transaction in the same security for the Trust, or within the next seven (7) days is considering such a transaction in the security, unless

         (ii) such ACCESS PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Trust the information described in Paragraph VI of this Code of Ethics.

         (iii) Any profits realized on unauthorized trades within the proscribed periods shall be disgorged.

     B.  INITIAL PUBLIC OFFERINGS

         An ADVISORY PERSON may not acquire any security in an initial public offering, unless such ADVISORY PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Trust the information described in Paragraph VI of this Code of Ethics.

     C.  PRIVATE PLACEMENTS

          (1) An ADVISORY PERSON may not acquire any security in a private placement, unless such ADVISORY PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Trust the information described in Paragraph VI of this Code of Ethics.

               When considering whether to grant approval to the ADVISORY PERSON to engage in these transactions, the Clearing Officers shall consider, among other factors, whether the investment opportunity should be reserved for the Trust, and whether the opportunity is being offered to the ADVISORY PERSON by virtue of his or her position with the Trust. If the Clearing Officers find that the investment opportunity should be reserved to the Trust or that the opportunity is being offered to the ADVISORY PERSON by virtue of his or her position with the Trust, the Clearing Officers shall refuse permission for the ADVISORY PERSON to enter into the transaction.

          (2) An ADVISORY PERSON who has been authorized to acquire securities in a private placement or an initial public offering shall be required to disclose that investment to the Trust and the appropriate Adviser whenever such ADVISORY PERSON participates, either directly or indirectly, in subsequent consideration of an investment in the issuer by any portfolio in the Trust complex.

          (3) In the event that an ADVISORY PERSON has been given approval to acquire securities in a private placement or an initial public offering, any decision of the Trust to purchase securities of the issuer of such private placement or initial public offering shall be subject to prior review by the Trust's independent trustees who have no personal interest in the issuer.

     D.  BAN ON SHORT - TERM TRADING PROFITS

         An ADVISORY PERSON may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades shall be disgorged.

     F.  GIFTS

         ADVISORY PERSONS may not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust. The term "de minimis value" shall be have the same meaning in this Code of Ethics as defined in the Rules of Conduct of the National Association of Securities Dealers ("NASD").

     G.  SERVICE AS A DIRECTOR TO OTHER PUBLIC COMPANIES

         ADVISORY PERSONS may not serve on the board of directors of any publicly traded company, without prior authorization of a majority of the Trust's Board of Trustees, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders. If and when such board service is authorized, the ADVISORY PERSON serving as a director will be isolated from other ADVISORY PERSONS who make investment decisions involving that company through "Chinese Wall" or other procedures.

VI.      ADVANCE CLEARANCE REQUIREMENT

     A.  PROCEDURES

         (1) From Whom Obtained
                  Persons who desire to enter into personal securities transactions in transactions requiring prior approval under paragraph V above, must obtain the written approval of any two Clearing Officers prior to entering into such transactions.

         (2) Time of Clearance
                  Transaction clearances must be obtained not more than three
                  (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

         (3) Form
                  Persons seeking authorization to enter into transactions requiring prior clearance shall complete and sign a form approved for that purpose by the Trust, which form shall set forth the details of the proposed transaction. An example of such form is annexed hereto as Schedule A ("Clearance Forms"). Upon obtaining authorization to enter into the subject transaction, the Clearing Officers authorizing the transaction shall affix their signatures to the Clearance Form to indicate such approval.

         (4) Filing
                  Copies of all completed Clearance Forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics in accordance with the record keeping requirements set forth in Section XII of this Code of Ethics.

     B.  FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

         Clearing Officers may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, Clearing Officers will consider the following factors in determining whether or not to authorize a proposed transaction:

          (1) Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security;

          (2) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar security being made or being considered by the Trust; and

          (3) Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Trust.

VII.     EXEMPT TRANSACTIONS

         Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

          (A) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

          (B) Purchases, sales or other acquisitions or dispositions of securities which are not eligible for purchase or sale by any portfolio of the Trust;

          (C)  Involuntary purchases or sales;

          (D) Purchases which are part of an automatic dividend reinvestment plan; and

          (E) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

VIII.    REPORTING OF SECURITIES TRANSACTIONS

     A.  REPORTING REQUIREMENTS OF ACCESS PERSONS

          (1) Reports Required: Unless specifically excepted by other provisions of this Code of Ethics, every ACCESS PERSON of the Trust, Adviser and Underwriter must provide to each entity's Administrator of this Code of Ethics, as applicable, the following reports:

               (a) Initial Holdings Reports- Not later than ten (10) days after a person becomes an ACCESS PERSON, such person shall complete, sign and deliver to the Trust, and the Adviser or Underwriter, as applicable, an Initial Holdings Report, a form of which is attached to this Code of Ethics as Schedule B; except that

                    (i) Any person who qualified as an ACCESS PERSON prior to March 1, 2000 shall be exempt from filing an Initial Holdings Report.

               (b) Quarterly Transaction Reports- Not later than ten (10) days after the end of each calendar quarter, each ACCESS PERSON shall make a written report ("Quarterly Transaction Report"), a form of which is attached to this Code of Ethics as Schedule C, to the Administrator of this Code of Ethics and the Adviser or Underwriter, as applicable, which;

                    (1) With respect to any transaction during the previous calendar quarter in a Covered Security in which the ACCESS PERSON had any direct or indirect Beneficial Ownership, contains the following information:

                         (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved:

                         (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                         (iii) The price of the Covered Security at which the
                               transaction was effected;

                         (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                         (v) The date that the report is submitted by the ACCESS PERSON.

                    (2) With respect to any account established by the ACCESS PERSON in which any securities were held during the previous quarter for the direct or indirect benefit or the ACCESS PERSON, contains the following information:

                         (ii) The name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

                         (iii) The date the account was established; and

                         (iv) The date that the report is submitted by the ACCESS PERSON.

               (c) Annual Holding Reports- Not later than thirty (30) days after the end of the Trust's fiscal year end, each ACCESS PERSON shall make a written report, a form of which is attached to this Code of Ethics as Schedule D ("Annual Holdings Report"), to the Administrator of this Code of Ethics and the Adviser or Underwriter, as applicable, which:

                    (1) Sets forth the title, number of shares and principal amount of each Covered Security in which the ACCESS PERSON had any direct or indirect beneficial ownership;

                    (2) Sets forth the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON;

                    (3) Contains the date that the report is submitted by the ACCESS PERSON; and

                    (4) States that the information contained in the Annual Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

     B.  EXEMPTIONS FROM REPORTING

          (1) A person need not make an Initial Holdings Report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          (2) A trustee of the Trust who is not an "interested person" of the Trust, as such term is defined in Section 2(a)(19) of the Act, and who would otherwise be required to make a report solely by reason of being a trustee of the Trust, need not make:

               (a)  An Initial Holdings Report or an Annual Holdings Report; and

               (b) A Quarterly Transaction Report, unless the trustee knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that during the fifteen (15) day period immediately before or after the trustee's transaction in a Covered Security, the Trust purchased or sold the Covered Security, or the Trust or an Adviser considered purchasing or selling the Covered Security.

          (3) An ACCESS PERSON of the Trust's Underwriter need not make a report to the Underwriter, if such person makes a report to the Trust and:

               (a) The Underwriter is not an affiliated person of the Trust or any Adviser to the Trust; and

               (b) The Underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Trust or an Adviser to the Trust.

          (4) An ACCESS PERSON need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Trust with respect to the ACCESS PERSON for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports.

     C.  RESPONSIBILITY TO REPORT

         The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Trust to facilitate the reporting process does not change or alter that responsibility.

     D.  WHERE TO FILE REPORT

         All reports must be filed with the Administrator of this Code of Ethics.

IX.  CONFIDENTIALITY OF TRUST TRANSACTIONS

         Until disclosed in a public report to shareholders or to the SEC in the normal course of the Trust's business, all information concerning Securities "being considered for purchase or sale" by the Trust shall be kept confidential by all ACCESS PERSONS and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him or her to the Board of Trustees of the Trust or any committee appointed by the Board to deal with such information.

X.  SANCTIONS

         Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Trust as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trust and the more advantageous price paid or received by the offending person. Sanctions for violation of this Code of Ethics by a trustee of the Trust will be determined by a majority vote of its independent trustees.

XI.  ADMINISTRATION AND CONSTRUCTION

     (A) The administration of this Code of Ethics shall be the responsibility of the Administrator of the Trust who shall serve as the "Administrator" of this Code of Ethics. The Administrator shall designate a

          "Responsible Person" to perform the duties required of the Administrator of this Code.

     (B)  The duties of such Administrator shall include:

               (1) Continuous maintenance of a current list of the names of all ACCESS PERSONS with an appropriate description of their title or employment;

               (2) Providing each COVERED PERSON a copy of this Code of Ethics and informing them of their duties and obligations thereunder, and assuring that COVERED PERSONS who are not ACCESS PERSONS are familiar with applicable requirements of this Code of Ethics;

               (3) Supervising the implementation of this Code of Ethics by the Adviser and Underwriter and the enforcement of the terms hereof by the Adviser and Underwriter;

               (4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

               (5) Preparing listings of all transactions effected by any ACCESS PERSON within fifteen (15) days of the date on which the same security was held, purchased or sold by the Trust;

               (6) Determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code of Ethics;

               (7) Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule of this Code of Ethics;

               (8) Conducting of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of Trustees of the Trust or any Committee appointed by them to deal with such information;

               (9) Submitting a quarterly report to the trustees of the Trust containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

XII.  REQUIRED RECORDS

         The Administrator shall maintain or cause to be maintained in an easily accessible place, the following records:

         (A) A copy of this and any other Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

         (B) A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

         (C) A copy of each report made by the Administrator within two (2) years from the end of the fiscal year of the Trust in which such report and interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

         (D) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics; and

         (E) A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five (5) years, the first two (2) years in an easily accessible place.

XIII.  AMENDMENTS AND MODIFICATIONS

         This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees of the Trust.



This Code of Ethics was adopted by the Trust, Adviser and Underwriter and approved by the Trust's Board of Trustees, including a majority of the Trust's "Independent Trustees", at a meeting held on May 29, 2002.

Witness my Signature:



-------------------------------        -----------------------------------
Laurie Keyes                           Kevin J. Mailey
Secretary to the Trust                 President, Quaker Funds, Inc.
                                       Adviser to the Trust



-------------------------------
David D. Jones
President, Citco-Quaker Fund Distributors, Inc.
Principal Underwriter to the Trust

                       CONFIDENTIAL TRANSACTION CLEARANCE
                                  REQUEST FORM

         Pursuant to the requirements of Section V of the Code of Ethics of Quaker Investment Trust (the "Trust"), Quaker Funds, Inc. (the "Adviser") and Citco-Quaker Fund Distributors, Inc. (the "Underwriter"), I,
______________________, being an Access Person of the Trust/ Adviser/ Underwriter (circle one), as that term is defined in the Code, hereby request that the following transaction in Covered Securities be approved:

Name of Security:
                 ---------------------------------------------------------------

Number of shares/Principal amount:
                                  ----------------------------------------------

Nature of transaction:
                      ----------------------------------------------------------
(i.e., purchase, sale or other type of acquisition or disposition);

Name of broker/dealer or bank executing transaction:
                                                    ----------------------------

Yes      No

               The security described above represents an investment in an
-----  -----   initial public offering.

               The security described above represents an investment in
-----  -----   a private placement.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers, will report all such transactions in accordance with the requirements of the Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three (3) days after receiving clearance or will obtain a new clearance prior to executing the transaction.


----------------------------------          ----------------------------------
Signature of Applicant                               Printed Name of Applicant


       After due consideration, the proposed transaction described above is ----- APPROVED.

       After due consideration, the proposed transaction is DENIED.
-----

       (Check only if approving a transaction that represents an investment in ----- an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations under the Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved to the Trust, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with the Trust, Adviser or Underwriter.





-------------------------------------  -----------------------------------------
Signature of Clearing Officer    Date  Signature of Clearing Officer        Date


-------------------------------------  -----------------------------------------
Printed Name                           Printed Name

                              CONFIDENTIAL INITIAL
                                 HOLDINGS REPORT

         The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Administrator of the Trust's Code of Ethics not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

                         HOLDINGS IN COVERED SECURITIES

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------
                 Description of Security              Number of                     Total       Broker executing
Transaction                                           Shares/ Units      Per Unit   Amount      Transaction
Date                                                                     Price
---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

---------------- ------------------------------------ ------------------ ---------- ----------- ------------------------

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Administrator of the Code of Ethics not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

------------------------------------------------------------ ---------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                               DATE ACCOUNT ESTABLISHED
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------



                                       Name:
                                             -----------------------------------

Date:                                  Signature:
     -------------------------------             -------------------------------

                        QUARTERLY SECURITIES TRANSACTIONS
                               CONFIDENTIAL REPORT

         The following lists all transactions in Covered Securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the Administrator of the Code of Ethics not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

                     PURCHASES/SALES AND OTHER DISPOSITIONS

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------
                                           Purchase (P),
                                           Sale, or        Number of
Transaction      Description of Security   Other           Shares/                   Total      Broker executing
Date                                       Disposition     Units         Per Unit    Amount     Transaction
                                           (Describe)                    Price
---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

---------------- ------------------------- --------------- ------------- ----------- ---------- ----------------------

The following lists all accounts established by me during the last calendar quarter in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None. Sign and return to the Administrator of the Code of Ethics not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

------------------------------------------------------------ ---------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                               DATE ACCOUNT ESTABLISHED
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------




                                       Name:
                                             -----------------------------------

Date:                                  Signature:
     -------------------------------             -------------------------------

                               CONFIDENTIAL ANNUAL
                           SECURITIES HOLDINGS REPORT

         The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Administrator of the Code of Ethics not later than January 30th, 20___. Use reverse side if additional space is needed.

                         HOLDINGS IN COVERED SECURITIES

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------
                                              Number of
Transaction                                   Shares/      Per Unit                        Broker executing
Date             Description of Security      Units        Price          Total Amount     Transaction
---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

---------------- ---------------------------- ------------ -------------- ---------------- ---------------------------

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Administrator of the Code of Ethics not later than January 30th, 20___. Use reverse side if additional space is needed.

------------------------------------------------------------ ---------------------------------------------------------
NAME OF BROKER, DEALER OR BANK                               DATE ACCOUNT ESTABLISHED
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.




                                      Name:
                                           ---------------------------------



                                     Signature:
                                               ------------------------------


Date:
     -------------------------------

                         VERIFICATION OF ACCESS PERSONS

                             QUAKER INVESTMENT TRUST
                             AS OF FEBRUARY 10, 2003

Required Report for
Code of Ethics of Quaker Investment Trust.
As Adopted May 29, 2002

Listed below are the names and current mailing addresses of all persons, as of September 30, 2002, who are considered to be "Access Persons" of Quaker Investment Trust, Quaker Funds, Inc. and Citco-Quaker Fund Distributors, Inc.., as such term is defined in the Code of Ethics of Quaker Investment Trust (the "Trust"), as adopted on May 29, 2002 (the "Code").


Name of Access Person                       Mailing Address
---------------------                       ---------------

QUAKER INVESTMENT TRUST
-----------------------
Jeffry H. King, Jr.                         1288 Valley Forge Road, Suite 75, Valley Forge, PA  19482
Laurie Keyes                                1288 Valley Forge Road, Suite 75, Valley Forge, PA  19482
Kevin J. Mailey                             1288 Valley Forge Road, Suite 71, Valley Forge, PA  19482
Everett T. Keech                            1288 Valley Forge Road, Suite 75, Valley Forge, PA  19482

QUAKER FUNDS, INC.
------------------
Jeffry H. King, Jr.                         1288 Valley Forge Road, Suite 75, Valley Forge, PA  19482
Laurie Keyes                                1288 Valley Forge Road, Suite 75, Valley Forge, PA  19482
Kevin J. Mailey                             1288 Valley Forge Road, Suite 71, Valley Forge, PA  19482
Michael Stanley                             1288 Valley Forge Road, Suite 71, Valley Forge, PA  19482
Maria Colon-Ham                             1288 Valley Forge Road, Suite 71, Valley Forge, PA  19482
Barbara Mailey

CITCO-QUAKER FUND DISTRIBUTORS, INC.
------------------------------------
David D. Jones                              1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Joseph Carlin                               1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Paul L. Giorgio                             1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Theresa McNamee                             1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Patrick Corbett                             1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Eric Orzykowski                             1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Vincent Olivieri                            1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Laura Destefano                             1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Michael Fusarelli                           1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Meghan Hector                               1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Stan Warchol                                1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Krista Hunsiker                             1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482
Donna Wittman                               1288 Valley Forge Road, Suite 88, Valley Forge, PA  19482

                           ACKNOWLEDGEMENT OF RECEIPT
                                OF CODE OF ETHICS
                                       OF
                             QUAKER INVESTMENT TRUST

Required Report for
Code of Ethics of Quaker Investment Trust
As Adopted May 29, 2002


I, ___________________________, certify by my signature below as follows:


1. I have received, read, understand and agree to comply with the Code of Ethics of Quaker Investment Trust (the "Trust")Citco-Quaker Fund Distributors, Inc. (the "Underwriter") and Quaker Funds, Inc. (the "Adviser"), as adopted on May 29, 2002 (the "Code"); and

2. I acknowledge that I am an "Access Person" of the Trust, Adviser or Underwriter, as applicable, as such term is defined in the Code and that Access Persons are generally required make periodic reports of their securities transactions and securities holdings; and

3.       I am subject to the reporting requirements of the Code; and

4. On the first day following the end of each calendar quarter (January 1st, April 1st, July 1st, October 1st ) I will receive a Quarterly Securities Transaction Report from the Trust, Adviser or Underwriter, as applicable,. I will complete and return the Report to the Administrator not later than the tenth day of the month in which the Report is sent; and

5. I will inform the Company of any change in my mailing address within ten (10) days of such change.


--------------------------                  ------------------------------
Date                                        Signature

                                            ------------------------------
                                            Printed Name

                                  AUTHORIZATION
                                       OF
                             RESPONSIBLE INDIVIDUAL

Pursuant to the requirements of the Code of Ethics of Quaker Investment Trust (the "Trust"), as adopted on May 29, 2002, the following persons are hereby designated as Administrators of the Code of Ethics and are responsible for the review of all transaction and holdings reports required to be filed under the
Code:

For the Quaker Investment Trust-            David D. Jones
For Citco-Quaker Fund Distributors, Inc.-   David D. Jones
For Quaker Funds, Inc.-                     Barbara Mailey

Each Administrator will file a quarterly report with the Board of Trustees indicating and/or including:

1. Any reports required to be filed under the Code for the reporting period;

2.       The names of each person required to file a report under the Code;

3. The names of any reporting person who failed to timely file a required report;

4.       Copies of all submitted reports; and

5. A description of any violations or apparent violations of the Code for the reporting period.



-------------------------          -----------------------------
Date                               By:  Jeffry H. King, Sr.
                                   For the Trust



------------------------           ----------------------------
Date                               By:  David D. Jones
                                   Administrator



------------------------           ----------------------------
Date                               By:  Barbara Mailey
                                   Administrator